EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of VirtualScopics, Inc. on Form S-8 of our report dated March 18, 2009, with respect to our audits of the consolidated financial statements of VirtualScopics, Inc. and Subsidiary as of December 31, 2008 and 2007 and for the years then ended appearing in the Annual Report on Form 10-K of VirtualScopics, Inc. and Subsidiary for the year ended December 31, 2008.

/s/ Marcum LLP

Marcum LLP (formerly Marcum & Kliegman LLP)
New York, New York
September 30, 2009